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                                                                    Exhibit 10.2


                                 AMENDMENT NO. 1
                                     TO THE
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND AGREEMENT
                                       FOR
                                GERALD J. ANGELI

         Amendment No. 1 dated as of March 22, 2004 (this "Amendment") to the Supplemental Executive Retirement Plan and Agreement for GERALD J. ANGELI, dated as of July 31, 2001, by and between CONCORD CAMERA CORP., a New Jersey corporation (the "Employer") and GERALD J. ANGELI (the "Executive").

         Reference is made to the Supplemental Executive Retirement Plan and Agreement for Gerald J. Angeli (the "Plan"), dated as of July 31, 2001, by and between the Employer and the Executive.

         The Plan is hereby amended as follows:

         1. In Article II, the definition of "Accounts" is deleted and replaced with the following:

                  "Accounts - the ten accounts established by the Employer for the benefit of the Executive, each reflecting the initial credit described in paragraph 1 of Article III and adjustments for income, expenses, gains or losses and any payments from the accounts."

         2. Paragraph 1 of Article III is deleted and replaced with the following:

                  "1. The Employer has credited: (a) $11,500 to each of Accounts I and II; (b) $23,000 to Account III; and (c) $34,500 to each of Accounts IV and V. In addition, the Employer agrees to credit $10,000 to each of Accounts VI, VII, VIII, IX and X effective as of March 22, 2004. Such deferred compensation shall be paid to the Executive as provided in this Plan and Agreement."

         3. Paragraph 1 of Article IV is hereby deleted and replaced with the following:

                  "1. The balances in the Accounts shall vest as follows:

                            Account                   Vesting Date
                            -------                   ------------
                           Account I                  June 11, 2002
                           Account II                 June 11, 2003
                           Account III                June 11, 2004
                           Account IV                 June 11, 2005
                           Account V                  June 11, 2006
                           Account VI                 March 22, 2005
                           Account VII                March 22, 2006
                           Account VIII               March 22, 2007
                           Account IX                 March 22, 2008
                           Account X                  March 22, 2009


                                       1

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         In the event the Executive's employment with the Employer is terminated prior to the vesting of the balance in an Account for any reason (or no reason), the balance in such Account shall be immediately forfeited and the Executive shall have no further interests in such balance."

         4. Paragraphs 1 through 4 of Article V are hereby deleted and replaced with the following:

                  "1. Except as otherwise provided in paragraph 2 of Article IV or in this Article V or in Article VI or VII, the vested balance in each Account shall be paid to the Executive in one of the two following methods at the election of the Executive: (a) a lump-sum payment to be paid at such time as is designated by the Executive or (b) annual installment payments over such period of years as may be designated by the Executive; provided, however, that no payment shall be payable pursuant to this Article V: (i) from Accounts I, II, III, IV or V prior to the earlier of June 11, 2006 or the termination of the Executive's employment with the Employer; and (ii) from Accounts VI, VII, VIII, IX or X prior to the earlier of March 22, 2009 or the termination of the Executive's employment with the Employer.

                  2. The Executive's election and designation referred to in paragraph 1 of this Article V shall be made by written notice to the
         Employer: (a) with respect to Accounts I, II, III, IV and V, prior to August 31, 2001; and (b) with respect to Accounts VI, VII, VIII, IX and X, prior to April 22, 2004. Alternatively, the Executive may make a modification election pursuant to paragraph 6 of this Article V. The Executive may make different elections and designations with respect to each Account.

                  3. In the event that the Executive fails to make an election referred to in paragraph 1 of this Article V with respect to an Account, except as otherwise provided in Article VII and paragraph 7 of this Article V, the vested balance in such Account shall be paid in ten annual installments commencing on the first day of the month following the termination of the Executive's employment with the Employer.

                  4. All payments to be made pursuant to paragraph 1 of this
         Article V with respect to each Account shall be made in cash, and in furtherance thereof, all investments actually made with respect to such Account shall be sold by the Employer at such time or times as the Employer may determine to effect such payment; provided, that (a) in the case of an installment payment, unless the Executive provides the Employer with written notice to the contrary at least five days prior to the date any such payment is due, the Employer may select the investments to be sold or deemed sold to provide the cash necessary for such payment, (b) except as provided in clause (c) below, to the extent investments have actually been made directly or indirectly by the Employer with respect to such Account, the Executive may elect, subject to the Employer's approval, to receive payment in kind in lieu of cash by providing written notice of such election to the Employer at least five days prior to the date of such payment, and (c) to the extent the investments have actually been made directly or indirectly by the Employer in common stock of the Employer, the Employer may make the payment in kind in lieu of cash by delivery of fully registered stock certificates representing such common stock."

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         5. The foregoing amendments to the Plan are effective as of the 22nd day of March, 2004.

         In WITNESS WHEREOF, this Amendment No. 1 has been duly executed by the Employer and by the Executive as of the date indicated above.

Witness:                               CONCORD CAMERA CORP.



/s/ Rita Occhionero                    By: /s/ Keith L. Lampert
-----------------------------              ------------------------------------
                                           Keith L. Lampert
                                           Executive Vice President
                                           and Chief Operating Officer

Witness:


/s/ Joseph Leonardo                    /s/ Gerald J. Angeli
-----------------------------          ----------------------------------------
                                       GERALD J. ANGELI

                                       Date:             6-4-04
                                             ----------------------------------


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